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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
        EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE (in thousands except per share dollar amount.)
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

                                                                Three Months Ended March 31,
                                                   ----------------------------------------------------------
                                                                 1998                             1997
                                                   ----------------------------------------------------------
                                                     Shares     Amount     EPS     Shares     Amount     EPS
                                                   ----------------------------------------------------------
Income (loss) from continuing operations before
  extraordinary charge                                         $(28,059)                     $ 1,970
Loss from discontinued operations                                (6,753)                         (88)
Extraordinary charge, net of tax benefits                          (604)                         --
                                                               --------                      -------
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS                 $(35,416)                     $ 1,882
                                                               ========                      =======

Weighted average shares:
  Basic:
    Outstanding at beginning of period               16,478                        13,297
    Issued pursuant to public offering                 --                            --
    Issued in acquisitions                            3,387                            70
    Issued for exercise of stock options                 17                            36
    Issuable in connection with an acquisition           35                            35
                                                    -------                       --------
      BASIC WEIGHTED AVERAGE SHARES                  19,917                        13,438
                                                    =======                       =======
  Diluted:
    Basic from above                                 19,917                        13,438
    Effect of options                                  --                             364
                                                    -------                       -------
      DILUTED WEIGHTED AVERAGE SHARES                19,917                        13,802
                                                    =======                       ========

Earnings (loss) per share:
  Basic:
    Income (loss) from continuing operations
      before extraordinary charge                                        $(1.41)                      $ 0.15
    Loss from discontinued operations                                     (0.34)                       (0.01)
    Extraordinary charge, net of tax benefits                             (0.03)                         --
                                                                         ------                       ------
    BASIC EARNINGS PER SHARE                                             $(1.78)                      $ 0.14
                                                                         ======                       ======
  Diluted
    Income (loss) from continuing operations
      before extraordinary charge                                        $(1.41)                      $ 0.14
    Loss from discontinued operations                                     (0.34)                         --
    Extraordinary charge, net of tax benefits                             (0.03)                         --
                                                                         ------                       ------
    DILUTED EARNINGS PER SHARE                                           $(1.78)                      $ 0.14
                                                                         ======                       ======
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


                                                                  Nine Months Ended March 31,
                                                   ----------------------------------------------------------
                                                                 1998                             1997
                                                   ----------------------------------------------------------
                                                     Shares     Amount     EPS     Shares     Amount     EPS
                                                   ----------------------------------------------------------
Income (loss) from continuing operations before
  extraordinary charge                                         $(22,238)                     $ 4,743
Loss from discontinued operations                                (7,292)                        (241)
Extraordinary charge, net of tax benefits                          (604)                         --
                                                               --------                      -------
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS                 $(30,134)                     $ 4,502
                                                               ========                      =======

Weighted average shares:
  Basic:
    Outstanding at beginning of period               13,435                        10,845
    Issued pursuant to public offering                2,924                         2,285
    Issued in acquisitions                            1,112                            25
    Issued for exercise of stock options                 34                            15
    Issuable in connection with an acquisition           35                            35
                                                    -------                       --------
      BASIC WEIGHTED AVERAGE SHARES                  17,540                        13,205
                                                    =======                       =======
  Diluted:
    Basic from above                                 17,540                        13,205
    Effect of options                                  --                             298
                                                    -------                       -------
      DILUTED WEIGHTED AVERAGE SHARES                17,540                        13,503
                                                    =======                       ========

Earnings (loss) per share:
  Basic:
    Income (loss) from continuing operations
      before extraordinary charge                                        $(1.27)                      $ 0.36
    Loss from discontinued operations                                     (0.42)                       (0.02)
    Extraordinary charge, net of tax benefits                             (0.03)                         --
                                                                         ------                       ------
    BASIC EARNINGS PER SHARE                                             $(1.72)                      $ 0.34
                                                                         ======                       ======
  Diluted
    Income (loss) from continuing operations
      before extraordinary charge                                        $(1.27)                      $ 0.35
    Loss from discontinued operations                                     (0.42)                       (0.02)
    Extraordinary charge, net of tax benefits                             (0.03)                         --
                                                                         ------                       ------
    DILUTED EARNINGS PER SHARE                                           $(1.72)                      $ 0.33
                                                                         ======                       ======
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